Exhibit 10.21

Maximum Guarantee Contract

(for natural person guarantor)

No.: fj1122019223

Guarantor: Liu Yongxu

Certificate No.: ***************

Certificate Type: ID card

Address: ********************

Zip Code: 350001

Tel: **********

Fax: **********

Creditor: Bank of China Limited Fuzhou Jin’an Sub-branch

Legal Representative / Person in Charge: Li Jiyong

Address: Fusheng Qianlong international annex building 1F-03, No.3 middle Changle Road, Wangzhuang Street, Jin’an District, Fuzhou City

Zip Code: 350011

Tel: *************

Fax: *************

In order to guarantee the performance of the debts under the main contract mentioned in Article 1 of this contract, the guarantor is willing to provide guarantee to the creditor. This contract is signed by both parties through equal consultation. Unless otherwise agreed in this contract, the interpretation of words in this contract shall be determined according to the main contract.

Article 1 Main Contract

The main contract is:

The Credit Line Agreement (No. fj1122019222) signed between the creditor and the debtor Shengfeng Logistics Group Co., Ltd. and the single agreements that have been and will be signed according to the credit line agreement, as well as its amendments or supplements.

Article 2 Principal Creditor’s Rights and the Period of Occurrence

Unless otherwise determined or agreed in accordance with the law, the creditor’s rights actually occur under the main contract within the following periods, as well as the creditor’s rights already occurred between the debtor and the creditor before the contract takes effect, constitute the main creditor’s rights of the contract:

From the effective date of the credit line agreement mentioned in Article 1 of this contract to the expiration date of the service life of the credit line specified in the agreement and its amendments or supplements.

Article 3 Maximum Amount of Secured Claims

1. The maximum principal balance of the creditor’s rights guaranteed by this contract is:

Currency: RMB.

Amount: ￥80000000.00.

2. On the expiration date defined in Article 2 of this contract, the interest (including legal interest, agreed interest, compound interest and penalty interest), liquidated damages, damages, expenses for realizing the creditor’s right (including but not limited to litigation expenses, lawyer’s fees, notarization fees, etc.) incurred on the principal of the principal creditor’s right shall be calculated. The specific amount of the secured claim is determined when it is paid off.

The sum of the amount of creditor’s rights determined according to the above two terms is the maximum amount of creditor’s rights guaranteed by this contract.

Article 4 Guarantee Types

The guarantee type of this contract is Item 1 as follows:

1. Joint liability guarantee.

2. General guarantee.

Article 5 The Occurrence of Guarantee Liability

If the debtor fails to pay off the debts to the creditor on any normal repayment date or prepayment date under the main contract, the creditor has the right to require the guarantor to bear the guarantee liability.

The normal repayment date mentioned in the preceding paragraph refers to the principal repayment date, interest payment date or the date when the debtor shall pay any money to the creditor according to the contract. The prepayment date mentioned in the preceding paragraph refers to the prepayment date proposed by the debtor with the consent of the creditor and the date when the creditor requests the debtor to recover the principal and interest of the creditor’s right and / or any other money in advance in accordance with the contract.

If the principal debt is guaranteed by other things besides this contract, it will not affect any right of the creditor and the exercise under this contract. The creditor has the right to determine the order of exercise of each guarantee right. The guarantor shall undertake the guarantee liability according to this contract, and shall not defend the creditor by the existence of other guarantees and the order of exercise.

Article 6 Guarantee Period

The guarantee period under this contract shall be two years from the date of expiration of the main creditor’s right period specified in Article 2 of this contract.

During the guarantee period, the creditor has the right to require the guarantor to undertake the guaranteed liability for all or part of the principal creditor’s rights, in forms of multiple or single claims.

Article 7 Limitation of Action of the Guaranteed Liability

If the principal creditor’s right is not paid off, in the case of joint and several liability guarantee, if the creditor requires the guarantor to undertake the guaranteed liability before the expiration of the guarantee period specified in Article 6 of this contract, the guaranteed liability shall be calculated and the limitation of action shall be applied from the date when the creditor requires the guarantor to undertake the guarantee liability.

In the case of general guarantee, if the creditor brings a lawsuit or applies for arbitration against the debtor before the expiration of the guarantee period specified in Article 6 of this contract, the guaranteed liability shall be counted and the limitation of action shall apply from the effective date of the judgment or arbitration award.

Article 8 Relationship Between this Contract and the Main Contract

If the main contract includes the credit line agreement / general agreement on credit business, written consent of the guarantor is required to extend the credit line term / business cooperation term. Without the guarantor’s consent or refusal, the guarantor shall only undertake the guaranteed liability for the principal creditor’s rights that occur during the service life of the original credit line / business cooperation period within the maximum amount of the guaranteed creditor’s rights specified in Article 3 of this contract, and the guarantee period shall still be the original period.

For the change of other contents or matters in the credit line agreement / general agreement on credit business, the single agreements, and the single main contract, it is not necessary to obtain the consent of the guarantor. The guarantor shall still bear the guarantee responsibility for the changed main contract within the maximum amount of guaranteed creditor’s rights specified in Article 3 of this contract.

After the creditor and the guarantor reach an agreement through consultation, they may change the maximum amount of the secured creditor’s right stipulated in Article 3 of this contract in writing.

Article 9 Declaration and Commitment

The guarantor represents and undertakes as follows:

1. The guarantor has the capacity of civil rights required to sign and perform the contract; The guarantor has the financial ability to perform the guarantee responsibilities under the contract;

2. The guarantor fully understands the contents of the main contract, and the signing and performance of this contract is based on the guarantor’s true intention;

3. The execution and performance of this contract will not violate any contract, agreement or other legal document binding on the guarantor;

4. All documents and information provided by the guarantor to the creditor are accurate, true, complete and effective;

5. The guarantor accepts the supervision and inspection of its financial condition by the creditor, and is willing to provide assistance and cooperation;

6. The guarantor has not concealed any major liabilities from the creditor that have been undertaken as of the date of signing the contract;

7. If any circumstance may affect the guarantor’s financial condition and performance capability, including but not limited to property reduction, transfer, gift, debt bearing, major disease, etc., or involving in major litigation or arbitration cases, the guarantor shall notify the creditor in time.

Article 10 Authorization of Personal Credit Information

Guarantor authorization: in case of the following circumstances related to the guarantor, the creditor may request the guarantor’s personal credit report through the basic personal credit information database of the people’s Bank of China.

1. To review the personal credit application of the guarantor;

2. To examine and verify the guarantor’s application for personal guarantee;

3. To conduct post-loan management of personal credit or personal guarantee under the name of guarantor;

4. To inquire about the credit status of the guarantor as the legal person or as an investor;

At the same time, the creditor is authorized to submit the guarantor’s personal credit information to the basic personal credit information database of the people’s Bank of China.

Article 11 Breach of Contract

Any of the following circumstances shall constitute or be deemed as the guarantor’s breach of this contract:

1. Failure to perform the guarantee responsibility in time as agreed in this contract;

2. The statement made in this contract is not true or violates the commitments made in this contract;

3. The events mentioned in article 9.7 of the contract seriously affect the financial status and performance ability of the guarantor;

4. Violation of other provisions on the rights and obligations of the parties in this contract;

5. The guarantor breaches the contract with the creditor or other institutions of Bank of China Limited.

In the event of the guarantor breaching the contract as mentioned in the preceding paragraph, the creditor has the right to take the following measures respectively or at the same time according to the specific circumstances:

1. Require the guarantor to correct his or her breach of the contract within a time limit;

2. Reduce, suspend or terminate the credit line to the guarantor in whole or in part;

3. Suspend or terminate the business application of the guarantor for other contracts and loans and trade financing that have not yet been granted or handled in whole or in part;

4. Declare all or part of the principal and interest of the outstanding loan / trade financing funds and other accounts payable of the guarantor under other contracts due immediately;

5. Terminate or rescind this contract or other contracts between the guarantor and the creditor in whole or in part;

6. Ask the guarantor to compensate the creditor for the loss caused by the breach of contract;

7. Deduct the money balance from the account opened by the guarantor to pay off all or part of the debts to the creditor. The unexpired amount in the account shall be regarded as early maturity. If the account currency is different from the creditor’s business valuation currency, it shall be converted according to the foreign exchange rate applicable to the creditor at the time of deduction;

8. Other measures regarded necessary by the creditor.

Article 12 Rights Reserved

If one party fails to exercise part or all of its rights under this contract, or fails to require the other party to perform or assume part or all of its obligations and liabilities, it shall not constitute a waiver of such rights or an exemption from such obligations and liabilities.

Any tolerance, extension or delay offered from one party to the other in exercising its rights under this contract shall not affect any rights the first party owns under this contract, laws and regulations, nor shall it be deemed as a waiver of such rights.

Article 13 Change, Modification and Termination of the Contract

This contract can be changed or modified in written form by both parties through negotiation. Any change or modification shall constitute an integral part of this contract.

Unless otherwise stipulated by laws and regulations, or agreed by both parties, this contract shall not be terminated until all the rights and obligations under it have been fulfilled.

Unless otherwise stipulated by laws and regulations or agreed by both parties, the invalidity of any provision of this contract shall not affect the legal effect of other provisions.

Article 14 Application of Law and Dispute Settlement

This contract shall be governed by the laws of the people’s Republic of China.

All disputes arising from the performance of this contract can be settled by both parties through negotiation. If the negotiation fails, both parties agree to adopt the same dispute settlement method as agreed in the main contract.

During the dispute settlement period, if the dispute does not affect the performance of other terms of the contract, the other terms shall continue to be performed.

Article 15 Appendix

The following attachments and other attachments confirmed by both parties constitute an integral part of this contract and have the same legal effect as this contract.

1. Consent letter (if any).

Article 16 Other Agreements

1. The guarantor shall not transfer any rights and obligations under this contract to a third party without the creditor’s written consent.

2. If the creditor has to entrust other institutions of Bank of China Limited to perform the rights and obligations under this contract due to business needs, the guarantor shall recognize it. Other institutions of Bank of China Limited authorized by the creditor have the right to exercise all rights under this contract, and have the right to bring a lawsuit to the court or submit to the arbitration institution for adjudication on the disputes under this contract.

3. Without affecting other provisions of this contract, this contract shall be legally binding on both parties and their respective successors and transferees.

4. Unless otherwise agreed, both parties shall designate the place of residence specified in this contract as the contact address, and promise to notify the other party in written form in time in case of any changes.

5. The title and business name in this contract are only used for the convenience of reference, and shall not be used for the interpretation of the terms and the rights and obligations of the parties.

Article 17 Effectiveness of the Contract

This contract shall come into force on the date when it is signed by the guarantor and the creditor and is stamped with the official seal.

This contract is made in triplicate, one for each party and one for the debtor. All three have the same legal effect.

Guarantor: Liu Yongxu

May 31, 2019

Creditor: Bank of China Limited Fuzhou Jin’an Sub-branch

Authorized signature: Chen Yan

May 31, 2019